THC HOMECARE (CONSOLIDATED)
BALANCE SHEET
12/31/97
ASSETS

CURRENT ASSETS:
Cash                      598,721.96
Trade Accounts Receivable       0.00
     Reserve for Bad Debt       0.00
     Inventories (Net)          0.00

     Total Current Assets                       0.00

     RENTAL EQUIPMENT (NET)                     0.00

     PROPERTY AND EQUIPMENT (NET)               0.00

     DEPOSITS                                   0.00

     INTERCOMPANY                               0.00

     TOTAL ASSETS                         598,721.96


CURRENT LIABILITIES:      377,179.11
Current Portion L/T Debt   57,244.16
Accounts Payable        2,599,871.44
Accrued Liabilities        79,576.28

Total Current Liabilities               3,113,870.99

LONG - TERM DEBT, Net of Current          817,818.13

LONG-TERM DEBT RELATED PARTY              131,463.21

OTHER LIABILITIES                          49,050.00

STOCKHOLDER'S EQUITY:
Common Stock                4,047.40
Additional Paid-In
   Capital              1,830,225.38
Common Stock
   Warrants/Options       668,104.40
Accumulated Deficit    (6,015,857.55)

Total Stockholder's Equity              (3,513,480.37)

TOTAL LIABILITIES & S/H EQUITY             598,721.96